Exhibit 2.1

AGREEMENT AND PLAN OF SHARE EXCHANGE

by and among

Correlate Inc.,

a Delaware corporation

and

the Shareholders of

Correlate Inc. listed herein,

on the one hand;

and

Triccar, Inc.,

a Nevada corporation

December 28, 2021

1

AGREEMENT AND PLAN OF SHARE EXCHANGE

This Agreement and Plan of Share Exchange, dated as of December 28, 2021 (this “Agreement”), is made and entered into by and among Correlate Inc., a Delaware corporation (“Correlate”), and the shareholders of Correlate listed on Schedule I attached hereto (each, a “Correlate Shareholder”, and collectively, the “Correlate Shareholders”), on the one hand; and Triccar, Inc., a Nevada corporation (“TCCR” or “Company”).

RECITALS

WHEREAS, the board of directors of TCCR and all of the shareholders of Correlate have adopted resolutions approving and adopting the share exchange described in this Agreement (the “Exchange”) upon the terms and conditions set forth herein;

WHEREAS, each Correlate Shareholder owns the number of shares of Correlate set forth opposite such Correlate Shareholder’s name in Column I on Schedule I attached hereto (collectively, the “Correlate Shares”);

WHEREAS, the Correlate Shareholders own 100% of the issued and outstanding shares of Correlate and the Correlate Shareholders desire to exchange their respective Correlate Shares for the TCCR Shares (defined below), pursuant to the terms and conditions of this Agreement;

WHEREAS, TCCR will enter into this Agreement for the purpose of evidencing its consent to the consummation of the Exchange and for the purpose of making certain representations, warranties, covenants and agreements;

NOW, THEREFORE, the parties hereto, intending to be legally bound, agree as follows:

ARTICLE 1

THE PURCHASE AND EXCHANGE

1.1           Exchange of Shares.  Upon the terms and subject to the conditions hereof, at the Closing the Correlate Shareholders will sell, convey, assign, transfer and deliver to TCCR stock certificates representing the Correlate Shares, and TCCR will issue to each Correlate Shareholder, in exchange for such Correlate Shareholder’s pro rata portion of the Correlate Shares, one or more stock certificates representing the number of shares of TCCR Class A Common Stock, par value $.0001 per share ( “Class A Common Stock”), set forth opposite such Correlate Shareholder’s name in Column II on Schedule I attached hereto (collectively, the “TCCR Shares”).  The aggregate number of TCCR Shares to be issued to the Correlate Shareholders will equal 6,300,000 shares of Class A Common Stock. Additionally, Correlate has issued to option holders an aggregate of 71,615 options to acquire shares of common stock of Correlate which immediately subsequent to the Closing, defined below, will be cancelled and replaced with an aggregate of 60,659 options to acquire shares of Class A Common Stock pursuant to TCCR’s 2021 Equity Incentive Plan, defined below.

1.2        Closing. The closing of the Exchange (the “Closing”) shall take place on the date when all of the closing conditions set forth in Article 6 of this Agreement are either satisfied or waived, or on such other date as may be mutually agreed upon by the parties. Such date is referred to herein as the “Closing Date”.

2

ARTICLE 2

REPRESENTATIONS AND WARRANTIES OF CORRELATE

Correlate hereby represents and warrants to TCCR as follows:

2.1           Organization. Correlate is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, is qualified to conduct business and is in good standing under the laws of each jurisdiction in which the nature of its business requires such qualification, and has the requisite power to carry on its business as now conducted.

2.2           Capitalization of the Company. As of immediately prior to the Closing, the outstanding shares of common stock, par value $.00001, of Correlate shall consist solely of the Correlate Shares being sold to TCCR set forth as the “Total” in Column II on Schedule I attached hereto. The Correlate Shares are validly issued, fully paid and non-assessable. As of the Closing, there are no outstanding or authorized options, warrants, rights, convertible securities or debt, or any other securities of Correlate, or any agreements or commitments to which Correlate or any of the Correlate Shareholders is a party or which are binding upon Correlate or any of the Correlate Shareholders providing for the issuance or redemption of any of the Correlate Shares.

2.3           Certain Corporate Matters. Correlate is duly qualified to do business as a corporation and is in good standing in each jurisdiction in which the ownership of its properties, the employment of its personnel or the conduct of its business requires it to be so qualified, except where the failure to be so qualified would not have a Material Adverse Effect (as defined below) to Correlate. Correlate has full corporate power and authority and all authorizations, licenses and permits necessary to carry on the business in which it is engaged and to own and use the properties owned and used by it. “Material Adverse Effect” means a material adverse effect on the business, assets (including intangible assets), liabilities, financial condition, property, prospects, or results of operations.

2.4           Authority Relative to this Agreement. Correlate has the requisite power and authority to enter into this Agreement and to carry out its obligations hereunder. The execution, delivery and performance of this Agreement by Correlate and the consummation by Correlate of the transactions contemplated hereby have been duly authorized by the board of directors of Correlate and no other actions on the part of Correlate are necessary to authorize this Agreement or the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Correlate and constitutes a valid and binding agreement of Correlate, enforceable against Correlate in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights generally or by general principles of equity.

2.5           Consents and Approvals; No Violations. Except for applicable requirements of federal securities laws and state securities laws, no filing with, and no permit, authorization, consent or approval of, any third party, public body or authority is necessary for the consummation by Correlate of the transactions contemplated by this Agreement. Neither the execution and delivery of this Agreement by Correlate nor the consummation by Correlate of the transactions contemplated hereby, nor compliance by Correlate with any of the provisions hereof, will (i) conflict with or result in any breach of any provisions of the charter or bylaws of Correlate, (ii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, contract, agreement or other instrument or obligation to which Correlate is a party or by which it or any of its properties or assets may be bound or (iii) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Correlate, or any of its properties or assets, except in the case of clauses (ii)

3

and (iii) for violations, breaches or defaults which are not individually or in the aggregate material to Correlate.

2.6           Financial Statements.

(a)           Correlate has provided TCCR with a copy of the unaudited balance sheets of Correlate as at December 31, 2020 and 2019, and the related statements of operations, stockholders’ equity and cash flows for the two fiscal years then ended (collectively, “Correlate’s Unaudited Financials”).

 (b)           Included in Correlate’s Unaudited Financials are the unaudited balance sheet of Correlate as at October 31, 2021, and the related statements of operations, stockholders’ equity and cash flows for the three and nine months then ended (“Correlate’s Interim Financials”).

  (c)           Correlate’s Unaudited Financials and Correlate’s Interim Financials (collectively “Correlate’s Financial Statements”). Except as set forth on Schedule 2.6(c), Correlate’s Financial Statements have been prepared in accordance with GAAP. The Correlate Financial Statements have been prepared from, and are in accordance with, the books and records of Correlate, consistent with prior practice, and fairly present in all material respects, the financial position of Correlate and its results of operations and cash flows, as of the date thereof (subject to normal year-end adjustments which are not, individually or in the aggregate, material to Correlate, when taken as a whole).

2.7           Tax Matters.

   (a)           Correlate has filed on a timely basis all reports, returns, declarations, statements or other information required to be supplied to a taxing authority in connection with Taxes that it was required to file (collectively, “Tax Returns”), and all Tax Returns were complete and adequate in all material respects. “Taxes” means all taxes or levies or other similar assessments or liabilities in the nature of a tax, including without limitation income, gross receipts, ad valorem, premium, value-added, excise, real property, personal property, sales, use, transfer, withholding, employment, unemployment insurance, social security, business license, business organization, environmental, workers compensation, payroll, profits, license, lease, service, service use, severance, stamp, occupation, windfall profits, customs, duties, franchise and other taxes imposed by the United States of America or any state, local or foreign government, or any agency thereof, or other political subdivision of the United States or any such government, and any interest, fines, penalties, assessments or additions to tax resulting from, attributable to or incurred in connection with any tax or any contest or dispute thereof.

(b)       Correlate has paid on a timely basis, or adequately reserved against in Correlate’s Financial Statements, all material Taxes due, or claimed by any taxing authority to be due, from or with respect to them.

   (c)           To the best knowledge of Correlate, (i) no examination or audit of any Tax Return of Correlate by any governmental entity is currently in progress or, to the knowledge of Correlate, threatened or contemplated, (ii) Correlate has not been informed by any jurisdiction that the jurisdiction believes that Correlate was required to file any Tax Return that was not filed, and (iii) no material Tax issue has been raised, and no material adjustment has been proposed or is pending, by any governmental entity or taxing authority in connection with any of Correlate’s Tax Returns. For purposes of this Agreement, “knowledge of Correlate” “Correlate’s Knowledge” and words of similar import, whether capitalized or not, means the actual knowledge of Todd Michaels, after reasonable investigation and inquiry.

4

   (d)           No waiver or extension of any statute of limitations as to any material Tax matter has been given by or requested of Correlate.

   For the purposes of this Section 2.7, a Tax is due (and must therefore either be paid or adequately reserved against in Correlate’s Financial Statements) only on the last date payment of such Tax can be made without interest or penalties, whether such payment is due in respect of estimated Taxes, withholding Taxes, required Tax credits or any other Tax.

2.8         Employees.    Except as set forth on Schedule 2.8, Correlate does not owe any compensation of any kind, deferred or otherwise, to any current or previous employees.  Correlate does not have a written or oral employment agreement with any officer or director of Correlate.  Correlate is not a party to or bound by any collective bargaining agreement.  There are no loans or other obligations payable or owing by Correlate to any stockholder, officer, director or employee of Correlate, nor are there any loans or debts payable or owing by any of such persons to Correlate or any guarantees by Correlate of any loan or obligation of any nature to which any such person is a party.

2.9         Insurance. Except as set forth on Schedule 2.9, Correlate does not have any insurance policies in effect.

2.10         Material Contracts. Except as set forth on Schedule 2.10 attached hereto, Correlate does not have any contracts, leases, arrangements or commitments (whether oral or written) and is not a party to or bound by or affected by any contract, lease, arrangement or commitment (whether oral or written) relating to: (i) the employment of any person; (ii) collective bargaining with, or any representation of any employees by, any labor union or association; (iii) the acquisition of services, supplies, equipment or other personal property involving obligations of, or payments to, Correlate, in excess of $50,000; (iv) the purchase or sale of real property; (v) distribution, agency or construction involving obligations of, or payments to, Correlate, in excess of $50,000; (vi) lease of real or personal property as lessor or lessee or sublessor or sublessee involving obligations of, or payments to, Correlate, in excess of $50,000; (vii) lending or advancing of funds in excess of $50,000; (viii) borrowing of funds or receipt of credit, in excess of $50,000; (ix) incurring any obligation or liability in excess of $50,000; or (x) the sale of personal property in excess of $50,000 in any single transaction or series of related transactions.

2.11           Books and Records. The books and records of Correlate delivered to TCCR prior to the Closing fully and fairly reflect the transactions to which Correlate is a party or by which its properties are bound.

2.12         Questionable Payments. Neither Correlate, nor any employee, agent, representative or any other person acting on behalf of Correlate has, (i) directly or indirectly, made any bribes, kickbacks, illegal payments or unlawful contributions in connection with foreign or domestic political activity using Correlate’s funds, (ii) or made any payments from Correlate's funds to foreign or domestic governmental officials or employees, or to any foreign or domestic political parties or campaigns (iii) failed to disclose fully any contribution made by Correlate (or anyone acting on Correlate’s behalf of which Correlate was aware) which is in violation of the law or (d) violated in any material respect any provision of the Foreign Corrupt Practices Act of 1977, as amended.

2.13        Intellectual Property.  To Correlate’s knowledge, Correlate is not infringing, and has never infringed, upon the intellectual property or proprietary rights of any other person, corporation or other entity. There are no claims pending or, to Correlate’s knowledge, any claims threatened alleging that Correlate is currently infringing upon, using in an unauthorized manner, or violating any trademarks, trade names, service marks, patents, copyrights or other proprietary rights of any person, corporation or other

5

entity, and Correlate is unaware of any facts which would form a reasonable basis for any such claim. Correlate is not, nor will it be as a result of the execution and delivery of this Agreement or the performance of its obligations under this Agreement, in breach of any license, sublicense or other agreement or contract relating to intellectual property.

2.14        Litigation. Correlate is not subject to any judgment or order of any court or quasi-judicial or administrative agency of any jurisdiction, domestic or foreign, nor is there any charge, complaint, lawsuit or governmental investigation pending against Correlate. Correlate is not a plaintiff in any action, domestic or foreign, judicial or administrative. There are no existing actions, suits, proceedings against or investigations of Correlate, and Correlate knows of no basis for such actions, suits, proceedings or investigations. There are no unsatisfied judgments, orders, decrees or stipulations affecting Correlate or to which Correlate is a party.

2.15         Legal Compliance. To the best knowledge of Correlate, after due investigation, no claim has been filed against Correlate alleging a violation of any applicable laws or regulations of foreign, federal, state and local governments and all agencies thereof. Correlate holds all of the material permits, licenses, certificates or other authorizations of foreign, federal, state or local governmental agencies required for the conduct of its business as presently conducted, the lack of which could reasonably be expected to have a Material Adverse Effect to Correlate.

2.16         Disclosure. The representations and warranties and statements of fact made by Correlate in this Agreement are, as applicable, accurate, correct and complete and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained herein not false or misleading.

ARTICLE 3

REPRESENTATIONS AND WARRANTIES OF THE CORRELATE SHAREHOLDERS

The Correlate Shareholders each hereby, severally and not jointly, represent and warrant to TCCR as follows:

3.1           Ownership of the Correlate Shares.  The Correlate Shareholder owns, beneficially and of record, good and marketable title to the Correlate Shares set forth opposite such Correlate Shareholder’s name in Column I on Schedule I attached hereto, free and clear of all security interests, liens, adverse claims, encumbrances, equities, proxies, options or stockholders' agreements. Each Correlate Shareholder represents that such person has no right or claims whatsoever to any Correlate Shares, other than the shares listed opposite such Correlate Shareholder’s name in Column I on Schedule I.   At the Closing, the Correlate Shareholders will convey to TCCR good and marketable title to the Correlate Shares, free and clear of any security interests, liens, adverse claims, encumbrances, equities, proxies, options, stockholders' agreements or restrictions. The Correlate Shareholders each represent that the number of Correlate Shares set forth opposite their respective name in Column I on Schedule I represent all of the shares of Correlate that the Correlate Shareholder owns and such Correlate Shareholder does not have any right, claim or interest in any additional shares of Correlate.

3.2           Authority Relative to this Agreement.  This Agreement has been duly and validly executed and delivered by such Correlate Shareholder and constitutes a valid and binding agreement of such Correlate Shareholder, enforceable against such Correlate Shareholder in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights generally or by general principles of equity.

6

3.3           Restricted Securities. Each Correlate Shareholder acknowledges that the TCCR Shares will not be registered pursuant to the Securities Act of 1933, as amended (the “Securities Act”) or any applicable state securities laws, that the TCCR Shares will be characterized as "restricted securities" under federal securities laws, and that under such laws and applicable regulations the TCCR Shares cannot be sold or otherwise disposed of without registration under the Securities Act or an exemption therefrom.  In this regard, such Correlate Shareholder is familiar with Rule 144 promulgated under the Securities Act, as currently in effect, and understands the resale limitations imposed thereby and by the Securities Act.

3.4         Legend. Each Correlate Shareholder acknowledges that the certificate(s) representing such Correlate Shareholder’s pro rata portion of the TCCR Shares shall be conspicuously set forth on the face or back thereof a legend in substantially the following form:

“THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER SAID ACT OR PURSUANT TO AN EXEMPTION FROM REGISTRATION OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.”

ARTICLE 4

REPRESENTATIONS AND WARRANTIES OF TCCR

TCCR hereby represents and warrants to Correlate and the Correlate Shareholders as follows:

4.1         Organization.

(a)       TCCR is a Nevada corporation duly organized, validly existing and in good standing under the laws of the State of Nevada, and has the requisite corporate power to carry on its business as now conducted and has all necessary corporate authority: (i) to conduct its business in the manner in which its business is currently being conducted; (ii) to own or lease and use its property and assets in the manner in which its property and assets are currently owned or lease and used; and (iii) perform its obligations under all contracts by which it is bound.

(b)       TCCR is duly licensed and qualified to do business, and is in good standing (to the extent applicable in such jurisdiction), under the laws of all jurisdictions where the nature of its business requires such licensing or qualification other than in jurisdictions where the failure to be so qualified individually or in the aggregate would not be reasonably expected to have a Material Adverse Effect on TCCR.

(c)       TCCR has no subsidiaries and does not own any capital stock of, or any equity ownership or profit sharing interest of any nature in, or control directly or indirectly, any other business entity. To the best of the Company’s Knowledge, TCCR is not and has not otherwise been, directly or indirectly, a party to, member of, or participant in, any partnership, joint venture, or similar business entity. TCCR has not agreed and is not obligated to make, nor is TCCR bound by any contract under which it may become obligated to make, any future investment in or capital contribution to any other entity. To the best of the Company’s Knowledge, TCCR has not, at any time, been a general partner of, and has not otherwise been liable for any of the debts or other obligations of, any general partnership, limited partnership, or other entity. For purposes of this Agreement, “Company’s Knowledge,” “Knowledge of TCCR” and words of similar import, whether capitalized or not, means the actual knowledge of each of Matthew Flemming and Newton W. Dorsett, after reasonable investigation and inquiry.

7

4.2           Capitalization.  TCCR's authorized capital stock consists of: (i) 400,000,000 shares of Common Stock par value $.0001, of which 372,500,000 are designated Class A Common Stock, par value $.0001 per share (“Class A Common Stock”), and 27,500,000 are designated Class B Common Stock, $.0001 per share (“Class B Common Stock) (the Class A Common Stock and the Class B Common Stock shall be collectively referred to herein as the “Common Stock”), of which 25,000,000 shares of Class A Common Stock are issued and outstanding and zero shares of Class B Common Stock are issued and outstanding, and (ii) 50,000,000 shares of preferred stock (“Preferred Stock” and, together with the Common Stock, “Capital Stock”), none of which are issued and outstanding.  At the Closing, TCCR shall have no more than 25,000,000 issued and outstanding shares of Class A Common Stock prior to the issuance of the TCCR Shares pursuant to the terms of this Agreement. At the Closing, none of the securities authorized pursuant to its 2021 Equity Incentive Plan for the issuance of up to 5,000,000 shares (the “TCCR Compensation Plan”) will be issued or outstanding.  All issued and outstanding shares of TCCR Capital Stock are duly authorized, validly issued, fully paid, non-assessable and free of preemptive rights. When issued, the TCCR Shares will be duly authorized, validly issued, fully paid, non-assessable and free of preemptive rights, and were issued in material compliance with all applicable securities laws.  TCCR intends to sell up to $3 million in principal amount of senior secured promissory notes and will issue warrants (“Warrants”) to purchase up to 6 million shares of Class A Common Stock at an exercise price of $0.25 per share either simultaneous or subsequent to the Closing. Except for the warrants that may be issued simultaneously with the Closing and the securities that may be issued under the 2021 Equity Incentive Plan, there are no other outstanding or authorized options, rights, warrants, calls, convertible securities, rights to subscribe, conversion rights or other agreements or commitments to which TCCR is a party or which are binding upon TCCR providing for the issuance by TCCR or transfer by TCCR of additional shares of TCCR's Capital Stock and TCCR has not reserved any shares of its Capital Stock for issuance, nor are there any outstanding stock option rights, phantom equity or similar rights, contracts, arrangements or commitments to issue Capital Stock of TCCR.  To TCCR’s knowledge, there are no voting trusts or any other agreements or understandings with respect to the voting of TCCR's Capital Stock.  There are no obligations of TCCR to repurchase, redeem or otherwise re-acquire any shares of its Capital Stock. TCCR does not hold any shares of its capital stock in its treasury.  TCCR does not have any outstanding obligations to register any of its shares of Capital Stock with the United States Securities and Exchange Commission (the “SEC”).

4.3           Certain Corporate Matters. TCCR has full corporate power and authority and all authorizations, licenses and permits necessary to carry on the business in which it is engaged and to own and use the properties owned and used by it. TCCR has delivered to Correlate true, accurate and complete copies of its certificate of incorporation and bylaws, which reflect all restatements of and amendments made thereto at any time prior to the date of this Agreement. The records of meetings of the stockholders and board of directors of TCCR are complete and correct in all material respects.  TCCR is not in default under or in violation of any provision of its certificate of incorporation or bylaws in any material respect.  TCCR is not in any material default or in violation of any restriction, lien, encumbrance, indenture, contract, lease, sublease, loan agreement, note or other obligation or liability by which it is bound or to which any of its assets is subject.

4.4           Authority Relative to this Agreement.  TCCR has all necessary corporate power and authority to enter into and to perform its obligations under this Agreement and to consummate the transactions contemplated hereby. The board of directors of TCCR (at a meeting duly called and held) has: (a) determined that the transactions contemplated by this Agreement are fair to, advisable, and in the best interests of TCCR and its stockholders; (b) approved and declared advisable this Agreement and the transactions contemplated hereby, including the issuance of the TCCR Shares pursuant to the terms of this Agreement; and (c) determined to recommend, upon the terms and subject to the conditions set forth in this Agreement, that the stockholders of TCCR vote to approve this Agreement and the transactions contemplated hereby, including the issuance of the TCCR Shares to the stockholders of Correlate pursuant

8

to the terms of this Agreement. This Agreement has been duly executed and delivered by TCCR and, assuming the due authorization, execution and delivery by Correlate, constitutes the legal, valid, and binding obligations of TCCR, enforceable against TCCR in accordance with its terms.

4.5           Consents and Approvals; No Violations. Neither the execution, delivery or performance of this Agreement by TCCR, nor the consummation of the transactions contemplated hereby, will directly or indirectly (with or without notice or lapse of time):

(a)       Contravene, conflict with, or result in a violation of the certificate of incorporation or bylaws of TCCR;

(b)       Contravene, conflict with, or result in a material violation of, or, to the knowledge of TCCR, give any Governmental Body (as defined below) or other Person the right to challenge the transactions contemplated hereby or to exercise any material remedy or obtain any material relief under, any law or any order, writ, injunction, judgment, or decree to which TCCR or any of the assets owned or used by TCCR, is subject, except as would not be material to TCCR or its business;

(c)       Contravene, conflict with, or result in a material violation of any of the terms or requirements of, or, to the knowledge of TCCR, give any Governmental Body the right to revoke, withdraw, suspend, cancel, terminate, or modify, any Governmental Authorization that is held by TCCR;

(d)       Contravene, conflict with or result in a material violation or breach of, or result in a default under, any provision of any material contract to which TCCR is a party, or give any Person the right to: (i) declare a default or exercise any remedy under any material contract to which TCCR is a party; (ii) any material payment, rebate, chargeback, penalty, or change in delivery schedule under any such material contract to which TCCR is a party; or (iii) accelerate the maturity or performance under any material contract to which TCCR is a party; or (iv) cancel, terminate, or modify any term of any material contract to which TCCR is a party, except in the case of any non-material breach, default, penalty, or modification; or

(e)       result in the imposition or creation of any Encumbrance upon or with respect to any material asset owned or used by TCCR (except for Permitted Encumbrances).

TCCR is not, and will not be required to make any filing with or give any notice to, or to obtain any consent from, any Person in connection with (x) the execution, delivery, and performance of this Agreement, or (y) the consummation of the transactions contemplated hereby, which if individually or in the aggregate were not given or obtained, would be material to TCCR or its business.

“Governmental Body” means any: (i) nation, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature; (ii) federal, state, local, municipal, foreign or other government; (iii) governmental or quasi governmental authority of any nature (including any governmental division, department, agency, commission, bureau, instrumentality, official, ministry, fund, foundation, center, organization, unit, body or entity and any court or other tribunal, and for the avoidance of doubt, any taxing authority; or (iv) any self-regulatory organization.

“Person” means any individual, entity, or Governmental Body.

“Governmental Authorization” means any: (i) permit, license, certificate, franchise, permission, variance, exception, order, clearance, registration, qualification, or authorization issued, granted, given, or otherwise made available by or under the authority of any Governmental Body or pursuant to any law; or (ii) right under any contract with any Governmental Body.

9

“Encumbrance” means any lien, pledge, hypothecation, charge, mortgage, security interest, lease, license, option, easement, reservation, servitude, adverse title, claim, infringement, interference, option, right of first refusal, preemptive right, community property interest or restriction or encumbrance of any nature (including any restriction on the voting of any security, any restriction on the transfer of any security or other asset, any restriction on the receipt of any income derived from any asset, any restriction on the use of any asset and any restriction on the possession, exercise or transfer of any other attribute of ownership of any asset).

“Permitted Encumbrance” means (a) any liens for current Taxes not yet due and payable or for Taxes that are being contested in good faith and for which adequate reserves have been made on the TCCR Balance Sheet; (b) minor liens that have arisen in the ordinary course of business and that do not (in any case or in the aggregate) materially detract from the value of the assets or properties subject thereto or materially impair the operations of TCCR; (c) statutory liens to secure obligations to landlords, lessors or renters under leases or rental agreements; (d) deposits or pledges made in connection with, or to secure payment of, workers’ compensation, unemployment insurance or similar programs mandated by law; (e) non-exclusive licenses of intellectual property granted by TCCR in the ordinary course of business and that do not (in any case or in the aggregate) materially detract from the value of the intellectual property subject thereto; and (f) statutory liens in favor of carriers, warehousemen, mechanics and materialmen, to secure claims for labor, materials or supplies.

4.6           SEC Documents.

(a)       TCCR has delivered to Correlate accurate and complete copies of all registration statements, proxy statements, Certifications (as defined below) and other statements, schedules, forms, and other documents filed by TCCR with the SEC since May 14, 2021, other than such documents that can be found on the SEC’s website, www.sec.gov (the “SEC Documents”). Except as set forth on Schedule 4.6 of the TCCR Disclosure Schedule’s all material statements, reports, schedules, forms and other documents required to have been filed by TCCR or its officers with the SEC since May 14, 2021 have been so filed on a timely basis. As of the time it was filed with the SEC (or, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing), each of the SEC Documents complied in all material respects with the applicable requirements of the Securities Act or the Exchange Act (as the case may be) and, as of the time they were filed, none of the SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.  The certifications and statements required by (i) Rule 13a-14 under the Exchange Act and (ii) 18 U.S.C. §1350 (Section 906 of the Sarbanes-Oxley Act) relating to the SEC Documents (collectively, the “Certifications”) are accurate and complete and comply as to form and content with all applicable laws. As used in this Section 4.6, the term “file” and variations thereof shall be broadly construed to include any manner in which a document or information is furnished, supplied, or otherwise made available to the SEC.

(b)       The financial statements (including any related notes) contained or incorporated by reference in the SEC Documents: (i) complied as to form in all material respects with the published rules and regulations of the SEC applicable thereto; (ii) were prepared in accordance with GAAP (except as may be indicated in the notes to such financial statements or, in the case of unaudited financial statements, except as permitted by Form 10-Q of the SEC, and except that the unaudited financial statements may not contain footnotes and are subject to normal and recurring year-end adjustments that are not reasonably expected to be material in amount) applied on a consistent basis unless otherwise noted therein throughout the periods indicated; and (iii) fairly present, in all material respects, the financial position of TCCR as of the respective dates thereof and the results of operations and cash flows of TCCR for the periods covered thereby. Other than as expressly disclosed in the SEC Documents filed prior to the date hereof, there has been no material

10

change in TCCR’s accounting methods or principles that would be required to be disclosed in TCCR’s financial statements in accordance with GAAP. The books of account and other financial records of TCCR and each of its subsidiaries (if any) are true and complete in all material respects.

(c)       To the best of the Company’s Knowledge, TCCR’s independent registered accounting firm has at all times since the date TCCR became subject to the applicable provisions of the Sarbanes-Oxley Act been: (i) a registered public accounting firm (as defined in Section 2(a)(12) of the Sarbanes-Oxley Act); (ii) to the knowledge of TCCR, “independent” with respect to TCCR within the meaning of Regulation S-X of the Exchange Act; and (iii) to the knowledge of TCCR, in compliance with subsections (g) through (l) of Section 10A of the Exchange Act and the rules and regulations promulgated by the SEC and the Public Company Accounting Oversight Board thereunder.

(d)       To the best of the Company’s Knowledge, since January 1, 2017, there have been no formal internal investigations regarding financial reporting or accounting policies and practices discussed with, reviewed by or initiated at the direction of the chief executive officer, chief financial officer, or general counsel of TCCR, the board of directors of TCCR or any committee thereof, other than ordinary course audits or reviews of accounting policies and practices or internal controls required by the Sarbanes-Oxley Act.

4.7          Books and Records. The books and records of TCCR delivered to Correlate prior to the Closing fully and fairly reflect the transactions to which TCCR is a party or by which its properties are bound.

4.8         Questionable Payments. To TCCR’s knowledge, neither TCCR, nor any employee, agent or representative of TCCR has, directly or indirectly, made any bribes, kickbacks, illegal payments or illegal political contributions using Company funds or made any payments from TCCR's funds to governmental officials for improper purposes or made any illegal payments from TCCR's funds to obtain or retain business.

4.9         Intellectual Property. TCCR does not own or use any trademarks, trade names, service marks, patents, copyrights or any applications with respect thereto. TCCR has no knowledge of any claim that, or inquiry as to whether, any product, activity or operation of TCCR infringes upon or involves, or has resulted in the infringement of, any trademarks, trade-names, service marks, patents, copyrights or other proprietary rights of any other person, corporation or other entity; and no such proceedings have been instituted, are pending or are threatened against TCCR.

4.10         Insurance. TCCR does not have any insurance policies in effect.

4.11         Contracts. Except as set forth on Schedule 4.11 attached hereto, TCCR does not have any material contracts, leases, arrangements or commitments (whether oral or written).  TCCR is not a party to or bound by or affected by any contract, lease, arrangement or commitment (whether oral or written) relating to: (i) the employment of any person; (ii) collective bargaining with, or any representation of any employees by, any labor union or association; (iii) the acquisition of services, supplies, equipment or other personal property; (iv) the purchase or sale of real property; (v) distribution, agency or construction; (vi) lease of real or personal property as lessor or lessee or sublessor or sublessee; (vii) lending or advancing of funds; (viii) borrowing of funds or receipt of credit; (ix) incurring any obligation or liability; or (x) the sale of personal property.

4.12         Litigation.  TCCR is not subject to any judgment or order of any court or quasi-judicial or administrative agency of any jurisdiction, domestic or foreign, nor is there any charge, complaint, lawsuit or governmental investigation pending against TCCR.  TCCR is not a plaintiff in any action, domestic or

11

foreign, judicial or administrative. There are no existing actions, suits, proceedings against or investigations of TCCR, and TCCR knows of no basis for such actions, suits, proceedings or investigations. There are no unsatisfied judgments, orders, decrees or stipulations affecting TCCR or to which TCCR is a party.

4.13         Employees.    TCCR does not owe any compensation of any kind, deferred or otherwise, to any current or previous employees.  TCCR does not have a written or oral employment agreement with any officer or director of TCCR.  TCCR is not a party to or bound by any collective bargaining agreement.  There are no loans or other obligations payable or owing by TCCR to any stockholder, officer, director or employee of TCCR, nor are there any loans or debts payable or owing by any of such persons to TCCR or any guarantees by TCCR of any loan or obligation of any nature to which any such person is a party.

4.14         Legal Compliance. To the best of the Company’s Knowledge, after due investigation, no claim has been filed against TCCR alleging a violation of any applicable laws or regulations of foreign, federal, state and local governments and all agencies thereof. TCCR holds all of the material permits, licenses, certificates or other authorizations of foreign, federal, state or local governmental agencies required for its business as presently conducted, and to the best of the Company’s Knowledge it is, and at all times since January 1, 2019 has been, in compliance in all material respects with all applicable laws and regulations in connection with the conduct and operation of its business and the ownership and use of its assets.

4.15         Subsidiaries and Investments.  TCCR does not own any capital stock or have any interest of any kind whatsoever in any corporation, partnership, or other form of business organization.

4.16         Broker's Fees. Except for TCCR’s agreement with Market Street Capital Inc. (“Market Street”) for the issuance of 1,000,000 shares of its Class A Common Stock to Market Street at the Closing, neither TCCR, nor anyone on its behalf, has any liability to any broker, finder, investment banker or agent, or has agreed to pay any brokerage fees, finder’s fees or commissions, or to reimburse any expenses of any broker, finder, investment banker or agent in connection with this Agreement.

4.17         Listing and Maintenance Requirements.  TCCR’s Class A Common Stock is currently quoted on the OTCQB Market.  TCCR has not, since the date its Class A Common Stock began trading on the OTCQB Market, received any notice from OTC Markets or FINRA or any trading market on which TCCR’s Class A Common Stock is or has been listed or quoted to the effect that TCCR is not in compliance with the quoting, listing or maintenance requirements of the OTCQB Market or such other trading market.  TCCR is, and has no reason to believe that it will not in the foreseeable future continue to be, in compliance with all such quoting, listing and maintenance requirements.

4.18         Application of Takeover Protections.  TCCR and its board of directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under TCCR's certificate of incorporation or the laws of its state of incorporation that is or could become applicable to Correlate or the Correlate Shareholders as a result of the Exchange or the exercise of any rights by Correlate or the Correlate Shareholders pursuant to this Agreement.

4.19         No SEC or FINRA Inquiries.  To the Company’s Knowledge, neither TCCR nor any of its current officers or directors is, or has ever been, the subject of any formal or informal inquiry or investigation by the SEC or FINRA.

12

4.20       Depository Trust Company Notifications. TCCR has not received any notification from the Depository Trust Company (“DTC”) indicating that DTC intends to either: (i) limit any services available for TCCR’s Class A Common Stock on deposit at DTC, or (ii) place a complete restriction on all DTC services for TCCR’s Class A Common Stock on deposit at DTC.

4.21         Disclosure. The representations and warranties and statements of fact made by TCCR in this Agreement are, as applicable, accurate, correct and complete and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained herein not false or misleading.

4.22       Absence of Changes. Except as set forth in Section 4.22 of the TCCR Disclosure Schedules, since the filing of the Company’s Form 10-Q on November 12, 2021 and the date of this Agreement, TCCR has conducted its business only in the ordinary course of business (except for the execution and performance of this Agreement and the discussions, negotiations, and transactions related thereto) and there has not been any Material Adverse Effect to TCCR.

4.23       Absence of Undisclosed Liabilities. As of the date hereof, TCCR does not have any liability, individually or in the aggregate, except for: (a) liabilities disclosed, reflected or reserved against in the TCCR Balance Sheet; (b) normal and recurring current liabilities that have been incurred by TCCR since the date of the TCCR Balance Sheet in the ordinary course of business and which are not in excess of $25,000, in the aggregate; (c) liabilities for performance of obligations of TCCR under any contracts to which TCCR is a party; (d) liabilities incurred in connection with the transactions contemplated hereby; and (e) liabilities described in Section 4.23 of the TCCR Disclosure Schedules. “TCCR Balance Sheet” means the audited balance sheet of TCCR as of December 31, 2020 included in TCCR’s Report on Form 10-K for the fiscal year ended December 31, 2020, as filed with the SEC.

4.24       Title to Assets. TCCR owns, and has good and valid title to, or, in the case of leased properties and assets, valid leasehold interests in, all tangible properties or tangible assets and equipment used or held for use in its business or operations or purported to be owned by it that are material to TCCR or its business, including: (a) all assets reflected on the TCCR Balance Sheet; and (b) all other assets reflected in the books and records of TCCR as being owned by TCCR. All of such assets are owned or, in the case of leased assets, leased by TCCR free and clear of any Encumbrances, other than Permitted Encumbrances.

4.25       Tax Matters.

(a)       To the best of the Company’s Knowledge, TCCR has timely filed all federal income tax returns and other material tax returns that were required to be filed under applicable law since January 1, 2017. To the best of the Company’s knowledge, all such tax returns were correct and complete in all material respects and have been prepared in material compliance with all applicable laws. To the best of the Company’s Knowledge, subject to exceptions as would not be material, no claim has ever been made by an authority in a jurisdiction where TCCR does not file tax returns that it is subject to taxation by that jurisdiction.

(b)       To the best of the Company’s Knowledge, all material Taxes due and owing by TCCR on or before the date hereof (whether or not shown on any tax return) have been paid. Since the date of the TCCR Balance Sheet, TCCR has not incurred any material liability for Taxes outside the ordinary course of business or otherwise inconsistent with past custom and practice.

(c)       To the best of the Company’s Knowledge, TCCR has withheld and paid all material Taxes required to have been withheld and paid in connection with any amounts paid or owing to any employee,

13

independent contractor, creditor, stockholder, or other third party. There are no Encumbrances for material Taxes (other than Taxes not yet due and payable) upon any of the assets of TCCR.

(e)       To the best of the Company’s Knowledge, no deficiencies for material Taxes with respect to TCCR have been claimed, proposed, or assessed by any Governmental Body in writing. There are no pending (or, based on written notice, threatened) material audits, assessments or other actions for or relating to any liability in respect of Taxes of TCCR. To the best of the Company’s Knowledge, TCCR has not waived any statute of limitations in respect of any Taxes or agreed to any extension of time with respect to a material Tax assessment or deficiency.

(f)       To the best of the Company’s Knowledge, TCCR has never been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Internal Revenue Code of 1986, as amended (the “Code”) during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code.

4.26       Environmental Matters. To the best of the Company’s Knowledge, since January 1, 2017, TCCR has complied with all applicable Environmental Laws (as defined below), which compliance includes the possession by TCCR of all permits and other Governmental Authorizations required under applicable Environmental Laws and compliance with the terms and conditions thereof, except for any failure to be in compliance that, individually or in the aggregate, would not result in a Material Adverse Effect to TCCR. TCCR has not received since January 1, 2017 any written notice or other communication (in writing or otherwise), whether from a Governmental Body, citizens group, employee or otherwise, that alleges that TCCR is not in compliance with any Environmental Law, and, to the knowledge of TCCR, there are no circumstances that may prevent or interfere with TCCR’s compliance with any Environmental Law in the future, except where such failure to comply would not reasonably be expected to have a Material Adverse Effect to TCCR. To the knowledge of TCCR: (i) no current or prior owner of any property leased or controlled by TCCR has received since January 1, 2017, any written notice or other communication relating to property owned or leased at any time by TCCR, whether from a Governmental Body, citizens group, employee or otherwise, that alleges that such current or prior owner of TCCR is not in compliance with or violated any Environmental Law relating to such property and (ii) TCCR has not material liability under any Environmental Law. “Environmental Law” means any federal, state, local or foreign law relating to pollution or protection of human health or the environment (including ambient air, surface water, ground water, land surface or subsurface strata), including any law or regulation relating to emissions, discharges, releases or threatened releases of Hazardous Materials, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of Hazardous Materials. “Hazardous Materials” means any pollutant, chemical, substance, and any toxic, infectious, carcinogenic, reactive, corrosive, ignitable or flammable chemical, or chemical compound, or hazardous substance, material or waste, whether solid, liquid or gas, that is subject to regulation, control or remediation under any Environmental Law, including, without limitation, crude oil or any fraction thereof, and petroleum products or by-products.

ARTICLE 5

COVENANTS AND AGREEMENTS OF THE PARTIES EFFECTIVE PRIOR TO CLOSING

5.1           Corporate Examinations and Investigations.  Prior to the Closing, each party shall be entitled, through its employees and representatives, to make such investigations and examinations of the books, records and financial condition of Correlate and TCCR as each party may request.  In order that each party may have the full opportunity to do so, Correlate and TCCR shall furnish each party and its representatives during such period with all such information concerning the affairs of Correlate or TCCR as each party or its representatives may reasonably request and cause Correlate or TCCR and their respective officers, employees, consultants, agents, accountants and attorneys to cooperate fully with each party's

14

representatives in connection with such review and examination and to make full disclosure of all information and documents requested by each party or its representatives.  Any such investigations and examinations shall be conducted at reasonable times and under reasonable circumstances, it being agreed that any examination of original documents will be at each party's premises, with copies thereof to be provided to each party or its representatives upon request.

5.2           Cooperation; Consents.  Prior to the Closing, each party shall cooperate with the other parties to the end that the parties shall (i) in a timely manner make all necessary filings with, and conduct negotiations with, all authorities and other persons the consent or approval of which, or the license or permit from which is required for the consummation of the Exchange and (ii) provide to the other party such information as the other party may reasonably request in order to enable it to prepare such filings and to conduct such negotiations.

5.3           Conduct of Business.  Subject to the provisions hereof, from the date hereof through the Closing, each party hereto shall  (i) conduct its business in the ordinary course and in such a manner so that the representations and warranties contained herein shall continue to be true and correct in all material respects as of the Closing as if made at and as of the Closing and (ii) not enter into any material transactions or incur any material liability not required or specifically contemplated hereby, without first obtaining the written consent of Correlate and the Correlate Shareholders on the one hand and TCCR on the other hand.  Without the prior written consent of Correlate, the Correlate Shareholders or TCCR, except as required or specifically contemplated hereby, each party shall not undertake or fail to undertake any action if such action or failure would render any of said warranties and representations untrue in any material respect as of the Closing.

5.4           Litigation.   From the date hereof through the Closing, each party hereto shall promptly notify the representative of the other parties of any lawsuits, claims, proceedings or investigations which after the date hereof are threatened or commenced against such party or any of its affiliates or any officer, director, manager, employee, consultant, agent, member or shareholder thereof, in their capacities as such, which, if decided adversely, could reasonably be expected to have a Material Adverse Effect upon the condition (financial or otherwise), assets, liabilities, business, operations or prospects of such party or any of its subsidiaries.

5.5           Notice of Default.  From the date hereof through the Closing, each party hereto shall give to the representative of the other party or parties prompt written notice of the occurrence or existence of any event, condition or circumstance occurring which would constitute a violation or breach of this Agreement by such party or which would render inaccurate in any material respect any of each such party's representations or warranties herein.

ARTICLE 6

CONDITIONS TO CLOSING

6.1           Conditions to Obligations of Correlate and the Correlate Shareholders.  The obligations of Correlate and the Correlate Shareholders under this Agreement shall be subject to each of the following conditions:

   (a)        Closing Deliveries.  At the Closing, TCCR shall have delivered or caused to be delivered to Correlate the following:

(i)           resolutions duly adopted by the board of directors of TCCR authorizing and approving the Exchange and the execution, delivery and performance of this Agreement;

15

(ii)        written resignation of Matthew Flemming as Chief Executive Officer and Acting Chief Financial Officer of TCCR immediately prior to, and conditioned upon, the Closing

(iii)  resolutions duly adopted by the board of directors of TCCR electing the following individuals to the positions with TCCR listed opposite their names below to be effective and conditioned upon the Closing:

Todd Michaels	Chief Executive Officer and President

(iv)       resolutions duly adopted by the board of directors of TCCR (a) increasing the number of directors from three to five, and (b) duly appointing the following persons to serve as members of TCCR’s board of directors to be effective and conditioned upon the Closing:

Todd Michaels
Cory Hunt
George R. Powell
Jason Loyet

(v)       written resignations of each of Bernard O’Donnell and Frank Federer as directors of TCCR immediately prior to, and conditioned upon, the Closing and after the appointment of the directors listed in 6.1(a)(iv) above;

(vi)       the TCCR Shares in accordance with Schedule I hereto;

(vii)       an Investors’ Rights Agreement, in substantially the form attached hereto as Exhibit A, duly executed by TCCR;

(viii)       an Employment Agreement between TCCR and Todd Michaels, in substantially the form attached hereto as Exhibit B, duly executed by TCCR (the “Michaels Employment Agreement”).

(ix)       all corporate records, agreements, seals and any other information reasonably requested by Correlate’s representatives with respect to TCCR; and

(x)       such other documents as Correlate or the Correlate Shareholders may reasonably request in connection with the transactions contemplated hereby.

   (b)           Representations and Warranties to be True.    The representations and warranties of TCCR herein contained shall be true in all material respects at the Closing with the same effect as though made at such time.  TCCR shall have performed in all material respects all obligations and complied in all material respects with all covenants and conditions required by this Agreement to be performed or complied with by them at or prior to the Closing.

   (c)           SEC Filings.  At the Closing, TCCR will be current in all SEC filings required by it to be filed.

   (d)           OTCQB Market Trading.  TCCR’s Class A Common Stock shall remain quoted and eligible for trading on the OTCQB Market.

16

6.2           Conditions to Obligations of TCCR. The obligations of TCCR under this Agreement shall be subject to each of the following conditions:

(a)        Closing Deliveries.    On the Closing Date, Correlate or the Correlate Shareholders shall have delivered to TCCR the following:

(i)           certificates representing the Correlate Shares, duly endorsed in blank or each accompanied by a stock power effecting the transfer thereof to TCCR;

(ii)          this Agreement duly executed by Correlate and the Correlate Shareholders;

(iii)       the Michaels Employment Agreement, duly executed by Todd Michaels;

(iv)         such other documents as TCCR may reasonably request in connection with the transactions contemplated hereby.

   (b)           Representations and Warranties to be True.    The representations and warranties of Correlate and the Correlate Shareholders herein contained shall be true in all material respects at the Closing with the same effect as though made at such time.  Correlate and the Correlate Shareholders shall have performed in all material respects all obligations and complied in all material respects with all covenants and conditions required by this Agreement to be performed or complied with by them at or prior to the Closing.

ARTICLE 7

TERMINATION

7.1           Events of Termination.  This Agreement may, by notice given in the manner hereinafter provided, be terminated and abandoned at any time prior to completion of the Closing, as follows:

   (a)           by Correlate if: (i) there has been a material Breach by TCCR and, in the case of a covenant or agreement, such Breach shall not have been cured within ten (10) days after receipt by TCCR of notice specifying particularly such Breach, or (ii) if Correlate identifies hereafter any fact, circumstance or event that could be reasonably determined to have a Material Adverse Effect on TCCR and such fact, circumstance or event is not cured by TCCR within ten (10) days after receipt by TCCR of notice specifying particularly such fact, event or circumstance.

   (b)           by TCCR: (i) if there has been a material Breach by Correlate and, in the case of a covenant or agreement, such Breach shall not have been cured within ten (10) days after receipt by Correlate of notice specifying particularly such Breach, or (ii) if TCCR identifies hereafter any fact, circumstance or event that could be reasonably determined to have a Material Adverse Effect on Correlate (or TCCR following the completion of the transactions contemplated hereby), and such fact, circumstance or event is not cured by Correlate within ten (10) days after receipt by Correlate of notice specifying particularly such fact, event or circumstance; or

(c)       at any time by mutual written agreement of Correlate and TCCR.

This Agreement may not be terminated after completion of the Closing, except by mutual agreement of Correlate, the Correlate Shareholders and TCCR.

17

For the purposes of this Article 7, there shall be deemed to be a “Breach” of a representation, warranty, covenant, obligation, or other provision if there is or has been (i) any inaccuracy (subject to applicable knowledge and materiality qualifiers, if any) in, breach of, any failure to comply with, or any failure to perform, such representation, warranty, covenant, obligation, or other provision, or (ii) any claim (by any person) or other circumstance that is inconsistent with such representation, warranty, covenant, obligation, or other provision; and the term “Breach” shall be deemed to refer to any such inaccuracy, breach, failure, claim, or circumstance.

ARTICLE 8
INDEMNIFICATION AND RELATED MATTERS

8.1        Survival of Representations and Warranties.  The representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement, including any disclosure schedule, shall survive until twelve (12) months after the Closing Date (except with respect to Taxes, which shall survive for the applicable statute of limitations plus 90 days, and covenants that by their terms survive for a longer period). The right to any remedy based upon such representations and warranties shall not be affected by any investigation conducted with respect to, or any knowledge acquired at any time, whether before or after execution and delivery of this Agreement or the Closing Date, with respect to the accuracy or inaccuracy of any such representation or warranty.

8.2        Indemnification.

(a)        TCCR and the TCCR Key Persons (as defined below) shall jointly and severally indemnify and hold Correlate and the Correlate Shareholders (collectively, the “Correlate Indemnitees”) harmless for, from and against any and all liabilities, obligations, damages, losses, deficiencies, costs, penalties, interest and expenses (including, but not limited to, any and all expenses whatsoever reasonably incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever) (collectively, “Losses”) to which Correlate or the Correlate Shareholders may become subject resulting from or arising out of: (i) any inaccuracy in or breach of any of the representations or warranties of TCCR contained in this Agreement or in any certificate or instrument delivered by or on behalf of TCCR pursuant to this Agreement, as if such representation or warranty was made on and as of the Closing Date (except for representations and warranties that expressly relate to a specified date, the inaccuracy in or breach of which will be determined with reference to such specified date); or (ii) any breach or non-fulfillment of any covenant, agreement, or obligation to be performed by TCCR pursuant to this Agreement. “TCCR Key Persons” means Matthew Flemming and Newton W. Dorsett.

(b)        Correlate and the Correlate Key Person (as defined below) shall indemnify and hold TCCR and TCCR’s officers and directors (the “TCCR Indemnitees”) harmless for, from and against any and all Losses to which TCCR or the TCCR Indemnitees may become subject resulting from or arising out of (1) any breach of a representation, warranty or covenant made by Correlate or the Correlate Shareholders as set forth herein; or (2) any and all liabilities arising out of or in connection with any claim by the Correlate Shareholders or any other person seeking to assert ownership or rights to ownership of any of the Correlate Shares. “Correlate Key Person” means Todd Michaels.

8.3       Certain Limitations; Source of Payment. The indemnification provided for in Section 8.2 shall be subject to the following limitations:

(a)       Correlate and the Correlate Key Person shall not be liable to the TCCR Indemnitees for indemnification under Section 8.2(b) until the aggregate amount of all Losses in respect of indemnification under Section 8.2(b) exceeds $50,000 (the “Basket”). The aggregate amount of all Losses for which

18

Correlate and the Correlate Key Person shall be liable pursuant to Section 8.2(b) shall not exceed $1,500,000 (the “Cap”).

(b)       TCCR and the TCCR Key Persons shall not be liable to the Correlate Indemnitees for indemnification under Section 8.2(a) until the aggregate amount of all Losses in respect of indemnification under Section 8.2(a) exceeds the Basket. The aggregate amount of all Losses for which TCCR shall be liable pursuant to Section 8.2(a) shall not exceed the Cap.

(c)       Notwithstanding the foregoing, the limitations set forth in Sections 8.3(a) and (b) shall not apply to Losses based upon, arising out of, with respect to or by reason of any inaccuracy in or breach of any Correlate Fundamental Representation or a TCCR Fundamental Representation, as applicable. “Correlate Fundamental Representations” means the representations and warranties of Correlate set forth in Sections 2.1, 2.4, and 2.7 of this Agreement. “TCCR Fundamental Representations” means the representations and warranties of TCCR set forth in Sections 4.1, 4.3, 4.4, 4.5, 4.24, and 4.25.

(d)       Notwithstanding anything herein to the contrary, for purposes of calculating or determining the amount of Losses incurred by an indemnified party under this Article 8, there shall be deducted from any Losses an amount equal to the amount of any proceeds actually received by any indemnified party from any third-party insurer or third-party contractual indemnification or contribution provisions in connection with such Losses. Such Indemnified Party shall use its commercially reasonable efforts to recover under any applicable insurance policies or contractual indemnification or contribution provisions for any Losses. In the event an indemnified party first recovers against the indemnifying party for any particular Losses and thereafter recover for the same Losses pursuant to any existing insurance policies and/or contractual indemnification or contribution provisions, then the amount recovered pursuant to such existing insurance policies and/or contractual indemnification or contribution provisions (up to the amount first recovered by the Indemnified Party) shall promptly be paid to the indemnifying party.

(e)       Once a Loss is agreed to by the indemnifying party or fully and finally adjudicated to be payable pursuant to a court of competent jurisdiction in accordance with this Article 8: (i) in the case of indemnification of the Correlate Indemnitees by TCCR or the TCCR Key Persons, such indemnifiable losses shall be paid through an equal combination of: (x) cash by wire transfer of immediately available funds within fifteen (15) business days of such final, non-appealable adjudication in an amount equal to one-half (1/2) of the total amount of such indemnifiable Losses, and (y) the transfer of TCCR Shares in an aggregate value equal to one-half (1/2) of the total amount of such indemnifiable Losses; and (ii) in the case of indemnification of the TCCR Indemnitees by Correlate or the Correlate Key Person, the exclusive form of payment for satisfying such Losses shall be made by the transfer or cancellation of TCCR Shares in an aggregate value equal to the amount of such indemnifiable Losses. For purposes of Section 8.3(e), the value of the TCCR Shares shall be the last sale price of the TCCR stock as quoted on the OTCQB on the date of the final, non-appealable adjudication. Notwithstanding the foregoing, the TCCR Key Persons can determine in their sole discretion to increase the amount of cash required to be paid with respect to any indemnifiable Losses to which they are liable in excess of the amount set forth in (x) above with a corresponding decrease in the number of TCCR Shares required to be transferred or canceled such that the ratio of cash to TCCR Shares may be increased above one-half (1/2) of the aggregate indemnifiable Losses to which the TCCR Key Persons may be liable.

8.4        Notice of Indemnification.  Promptly after the receipt by any indemnified party (the “Indemnitee”) of notice of the commencement of any action or proceeding against such Indemnitee, such Indemnitee shall, if a claim with respect thereto is or may be made against any indemnifying party (the “Indemnifying Party”) pursuant to this Article 8, give such Indemnifying Party written notice of the commencement of such action or proceeding and give such Indemnifying Party a copy of such claim and/or process and all legal pleadings in connection therewith. The failure to give such notice shall not relieve any

19

Indemnifying Party of any of its indemnification obligations contained in this Article 8, except where, and solely to the extent that, such failure actually and materially prejudices the rights of such Indemnifying Party. Such Indemnifying Party shall have, upon request within thirty (30) days after receipt of such notice, but not in any event after the settlement or compromise of such claim, the right to defend, at its own expense and by its own counsel reasonably acceptable to the Indemnitee, any such matter involving the asserted liability of the Indemnitee; provided, however, that if the Indemnitee determines that there is a reasonable probability that a claim may materially and adversely affect it, other than solely as a result of money payments required to be reimbursed in full by such Indemnifying Party under this Article 8 or if a conflict of interest exists between Indemnitee and the Indemnifying Party, the Indemnitee shall have the right to defend, compromise or settle such claim or suit; and, provided, further, that such settlement or compromise shall not, unless consented to in writing by such Indemnifying Party, which shall not be unreasonably withheld, be conclusive as to the liability of such Indemnifying Party to the Indemnitee. In any event, the Indemnitee, such Indemnifying Party and its counsel shall cooperate in the defense against, or compromise of, any such asserted liability, and in cases where the Indemnifying Party shall have assumed the defense, the Indemnitee shall have the right to participate in the defense of such asserted liability at the Indemnitee’s own expense. In the event that such Indemnifying Party shall decline to participate in or assume the defense of such action, prior to paying or settling any claim against which such Indemnifying Party is, or may be, obligated under this Article 8 to indemnify an Indemnitee, the Indemnitee shall first supply such Indemnifying Party with a copy of a final court judgment or decree holding the Indemnitee liable on such claim or, failing such judgment or decree, the terms and conditions of the settlement or compromise of such claim. An Indemnitee’s failure to supply such final court judgment or decree or the terms and conditions of a settlement or compromise to such Indemnifying Party shall not relieve such Indemnifying Party of any of its indemnification obligations contained in this Article 8, except where, and solely to the extent that, such failure actually and materially prejudices the rights of such Indemnifying Party. If the Indemnifying Party is defending the claim as set forth above, the Indemnifying Party shall have the right to settle the claim only with the consent of the Indemnitee.

8.5       Exclusive Remedies. The parties acknowledge and agree that their sole and exclusive remedy with respect to any and all claims (other than claims arising from knowing and intentional fraud or criminal activity on the part of a party hereto in connection with the transactions contemplated by this Agreement) for any breach of any representation, warranty, covenant, agreement or obligation set forth herein or otherwise relating to the subject matter of this Agreement, shall be pursuant to the indemnification provisions set forth in this Article 8. In furtherance of the foregoing, each party hereby waives, to the fullest extent permitted under Law, any and all rights, claims and causes of action for any breach of any representation, warranty, covenant, agreement or obligation set forth herein or otherwise relating to the subject matter of this Agreement it may have against the other parties hereto and their affiliates and each of their respective representatives arising under or based upon any Law, except pursuant to the indemnification provisions set forth in this Article 8. Other than the indemnification obligations of the Correlate Key Person set forth in this Article 8, the Correlate Shareholders shall not personally be liable for any obligations with respect to indemnification of any person under this Article 8.

ARTICLE 9

GENERAL PROVISIONS

9.1           Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered personally, sent by overnight courier or mailed by registered or certified mail (postage prepaid and return receipt requested) to the party to whom the same is so delivered, sent or mailed at the addresses set forth on the signature page hereof (or at such other address for a party as shall be specified by like notice).

20

9.2           Interpretation. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. References to Sections and Articles refer to sections and articles of this Agreement unless otherwise stated.

9.3           Severability.  If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated and the parties shall negotiate in good faith to modify this Agreement to preserve each party's anticipated benefits under this Agreement.

9.4           Miscellaneous. This Agreement (together with all schedules, documents and instruments referred to herein): (i) constitutes the entire agreement and supersedes all other prior agreements and undertakings, both written and oral, among the parties with respect to the subject matter hereof; (ii) except as expressly set forth herein, is not intended to confer upon any other person any rights or remedies hereunder and (iii) shall not be assigned by operation of law or otherwise, except as may be mutually agreed upon by the parties hereto.

9.5           Separate Counsel. Each party hereby expressly acknowledges that it has been advised to seek its own separate legal counsel for advice with respect to this Agreement.

9.6           Governing Law; Venue. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Texas.  Any and all actions brought under this Agreement shall be brought in the state courts of Texas, located in Houston, Texas and each party hereby waives any right to object to the convenience of such venue.

9.7           Counterparts and Facsimile Signatures. This Agreement may be executed in two or more counterparts, which together shall constitute a single agreement.  This Agreement and any documents relating to it may be executed and transmitted to any other party by facsimile or email as a .pdf copy, which facsimile or email shall be deemed to be, and utilized in all respects as, an original, wet-inked document.

9.8           Amendment. This Agreement may be amended, modified or supplemented only by an instrument in writing executed by TCCR, Correlate and the Correlate Shareholders.

9.9           Parties in Interest: No Third-Party Beneficiaries. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective heirs, legal representatives, successors and assigns of the parties hereto. This Agreement shall not be deemed to confer upon any person not a party hereto any rights or remedies hereunder.

9.10           Waiver. No waiver by any party of any default or breach by another party of any representation, warranty, covenant or condition contained in this Agreement shall be deemed to be a waiver of any subsequent default or breach by such party of the same or any other representation, warranty, covenant or condition. No act, delay, omission or course of dealing on the part of any party in exercising any right, power or remedy under this Agreement or at law or in equity shall operate as a waiver thereof or otherwise prejudice any of such party's rights, powers and remedies. All remedies, whether at law or in equity, shall be cumulative and the election of any one or more shall not constitute a waiver of the right to pursue other available remedies.

9.11           Expenses.  At or prior to the Closing, the parties hereto shall pay all of their own expenses relating to the transactions contemplated by this Agreement, including, without limitation, the fees and expenses of their respective counsel and financial advisers.

21

9.12           Recitals Incorporated.  The recitals of this Agreement are incorporated herein and made a part hereof.

[SIGNATURE PAGES FOLLOW]

22

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

CORRELATE INC.,

a Delaware corporation

By:/s/ Todd Michaels

Name:  Todd Michaels

Title:  CEO

Address: 3212 S. Eagle Brook Lane, Eagle, ID, 83616

[SIGNATURE PAGES OF CORRELATE SHAREHOLDERS

AND TCCR FOLLOW]

23

[SIGNATURE PAGE OF CORRELATE SHAREHOLDERS]

SHAREHOLDER:

Signature:   /s/ Todd Michaels

Print Name: Todd Michaels

24

[SIGNATURE PAGE OF TCCR]

TRICCAR INC., a Nevada corporation

By:   /s/ Matthew Flemming

Name:  Matthew Flemming

Title:  Chief Executive Officer and Chairman

Solely with respect to Section 8 “Indemnification”:

MATTHEW FLEMMING,

an individual

By:   /s/ Matthew Flemming

Matthew Flemming

Solely with respect to Section 8 “Indemnification”:

NEWTON W. DORSETT,

an individual

By:  /s/ Newton Dorsett

Newton W. Dorsett

25

SCHEDULE I

	Column I	Column II
	Number of	Number of
	Correlate Shares	Shares of
TCCR
SHAREHOLDER NAME

Total

26

SCHEDULE 4.11

Triccar Inc. engages services from the following providers: Jody R. Samuels, Esq. (corporate and securities legal services), Turner, Stone & Company (accounting services) and Securities Transfer Corporation (stock transfer agent).